Exhibit 10.24

June 9, 2014

Chase Carey

President and Chief Operating Officer

Twenty-First Century Fox, Inc.

1211 Avenue of the Americas

New York, NY 10036

Dear Chase:

This letter agreement (the “Letter Agreement”) is intended to constitute a binding modification to your Amended and Restated Agreement effective as of July 1, 2010, with 21st Century Fox America, Inc. (formerly known as News America Incorporated (the “Company”), a wholly owned subsidiary of Twenty-First Century Fox, Inc. (formerly known as News Corporation, “21CF”), as amended on June 11, 2012 (the “Agreement”) and shall confirm the terms and conditions which will apply to your Agreement as from July 1, 2014.  All terms and conditions set forth in the Agreement remain applicable unless otherwise amended by the terms and conditions outlined below. Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.

The Company and you agree that the Agreement is hereby amended as follows:

1.Term of Employment.

a.

Section 2 of the Agreement states that the Term of Employment shall mean commencing on the Effective Date and ending on June 30, 2014. The Company and you hereby agree to extend the Term of Employment for a period of two years commencing on July 1, 2014 through June 30, 2016. For purposes of this Letter Agreement, the Term of Employment shall mean the period from July 1, 2010 through June 30, 2016, and the Extended Term shall mean the period from July 1, 2014 through June 30, 2016 (the “Extended Term”).

b.

Notwithstanding paragraph l(a) of this Letter Agreement, you may elect to conclude the Term of Employment no earlier than December 31, 2015 after providing six months’ notice to the Company, which notice may be given no earlier than July 1, 2015. In the event that you elect to conclude the Term of Employment, you shall agree to tender your resignation from 21CF’s Board of Directors (“the Board”), upon the request of the Board. In addition, you shall provide non-exclusive consulting services to the Company through June 30, 2016 (the “Consulting Term”). You agree to provide the services as agreed between the Company and you from time to time during the Consulting Term on such days and during such times (but not on a full-time basis) as the Company shall reasonably determine in consultation with you, which may include travel. You shall continue to receive during the Consulting Term the compensation and benefits set forth in the Agreement, to the extent permissible under the terms of such plans and arrangements.  You agree that during any Consulting Term you will not, in any manner, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, engage in any business with or be employed by, or connected in any manner with any of the companies as shall be mutually agreed upon. We agree to cooperate in seeking to avoid the 409A excise taxes in connection with your transition to a consultancy position.

2.Long-Term Incentive Awards.

a.

You shall be entitled to receive the full value of any award that has been granted to you under 21CF’s Performance-Based LTIP prior to the Extended Term at the end of the applicable performance period of such Award.

b.

Any LTIP awards granted to you during the Extended Term will not be subject to forfeiture and will be payable to you in full at the end of the performance period, except in the case of a termination for Cause or resignation without Good Reason in which case you shall receive a pro rata payout of such awards based upon the number of days employed during the performance period.

3.Termination Provisions.

a.

If you are terminated by the Company without Cause during the Extended Term, Section 7(b) of the Agreement shall not apply. In such event, you shall be entitled to receive your Salary, Target Annual Bonus Amount, the full value of any Performance-Based LTIP and any Continuing Health and Welfare Benefits, to the extent permissible under the terms of such plans and arrangements, that you are entitled to receive for the duration of the Extended Term as if the termination had not occurred.

b.	A resignation pursuant to paragraph l(b) of this Letter Agreement shall not be considered to be a resignation without Good Reason or a resignation for Good Reason under the Agreement.

By counter-signing this letter agreement, you acknowledge and agree to be bound by the terms hereof.

Sincerely,

21st CENTURY FOX AMERICA, INC.

By:	/s/ Janet Nova
Name:	JANET NOVA
Title:	EXECUTIVE VICE PRESIDENT

Acknowledged and Agreed:

/s/ Chase Carey
Chase Carey

Guaranty

The undersigned guarantees the performance of the foregoing amendment in all respects.

TWENY-FIRST CENTURY FOX, INC.

By:	/s/ Janet Nova
Name:	JANET NOVA
Title:	EXECUTIVE VICE PRESIDENT